Exhibit 99.2

Preliminary Results

All figures reported below are preliminary and subject to change as a result of the year end audit process and reflect continuing operations, excluding discontinued operations.

●	The Company expects fourth quarter 2025 net revenues of approximately $3.6 million compared with $4.0 million in the third quarter of 2025. The Company expects 2025 net revenues of approximately $17.6 million compared with 2024 net revenues of $24.4 million.
●	Total cartons shipped during the fourth quarter 2025 were approximately 0.3 million, compared with 0.5 million cartons shipped in the third quarter of 2025. Total cartons shipped during 2025 were approximately 2.1 million, compared with 2.1 million in 2024.
●	The Company expects fourth quarter 2025 gross loss of approximately $0.8 million, compared to $1.1 million in the third quarter of 2025.The Company expects 2025 gross loss of approximately $3.1 million compared to $2.4 million in 2024.
●	The Company expects fourth quarter 2025 operating loss of approximately $2.8 million, compared to $3.2 million in the third quarter of 2025. The Company expects 2025 operating loss of $11.6 million compared with $14.0 million in 2024.
●	The Company expects net loss from continuing operations of approximately $2.8 million, compared to net loss from continuing operations of $3.8 million in the third quarter of 2025. The Company expects 2025 net loss from continuing operations of approximately $13.1 million compared to $15.5 million in 2024.
●	Cash and equivalents were $7.1 million at year end. Additionally, the Company had zero long-term debt, having extinguished its remaining senior secured debt in full during 2025.
●	The Company expanded on-hand inventory quantities during the fourth quarter, increasing to $4.3 million from $2.0 million at third quarter end, reflecting harvest of the 2025 in reduced nicotine content tobacco leaf crop.

Preliminary Financial Information

This financial information is preliminary and has been prepared internally by management, and has not been audited, reviewed or compiled by our independent registered public accounting firm. 22nd Century Group’s actual results remain subject to the completion of management’s final review and other closing and audit procedures and may differ materially from such financial information included in this release due to the completion of our financial closing procedures, audit procedures and final adjustments. These preliminary estimates are not a comprehensive statement of our financial results for the fourth quarter or full fiscal year ended December 31, 2025, and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. Accordingly, you should not place undue reliance on these preliminary financial results.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our expected results of operations for the quarter and year ended December 31, 2025, (ii) our cost reduction initiatives, (iii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, and (iv) our financial and operating performance. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 20, 2025, and Quarterly Reports on Form 10-Q on May 13, 2025, August 14, 2025, and November 4, 2025. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.